Tri-Continental Corporation Trustee

Certification Form

Use this form to change trustee information on an existing trust account. Use this form and a Tri-Continental Corporation Authorization Form when transferring shares to a new trust registration.

For new trust accounts or to add trustees to an existing account, please complete Parts 1, 4, and 5. To change trustees due to resignation, incapacity or death of a trustee, please complete all sections of this form. The trustee(s) authorized on this form will supersede any prior designation.

Federal law requires Columbia Management Investment Services Corp. (CMIS) to obtain certain information from you which we will use to verify your identity. If you do not provide the information or if we are unable to verify this information, we reserve the right to close or restrict your account.

Please note that we are committed to your privacy and restrict access to your present information.

Part 1	Stockholder Information: (Please type or print.)

Trust Name	Trust Date (MM/DD/YYYY)	Trust Taxpayer Identification Number

Trustee Name	Trustee Date of Birth (MM/DD/YYYY)	Social Security Number

Co-Trustee Name	Co-Trustee Date of Birth (MM/DD/YYYY)	Social Security Number

Street Address or APO/FPO	City	State ZIP Code

Mobile Phone Number	Home Phone Number

Account Number(s), if applicable

(Attach additional sheets if necessary.)

Part 2	Successor Trustee Designation

Complete this section of the form only if you are replacing trustee(s) on an existing account.

Successor Trustee Name	Trustee Date of Birth (MM/DD/YYYY)	Social Security Number

Street Address or APO/FPO	City	State	ZIP Code

Mobile Phone Number	Home Phone Number

Successor Co-Trustee Name	Co-Trustee Date of Birth (MM/DD/YYYY)	Social Security Number

Street Address or APO/FPO	City	State	ZIP Code

Mobile Phone Number	Home Phone Number

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115272 D (12/22)

Part 3	Reason for Change in Trustee(s)

Complete this section of the form if this change is due to the resignation, death or the incapacity of a trustee. The following individual(s) are to be removed as trustee:

Name of Trustee: (Please print name.)	Reason for change: (Check only one.)

◾ Resignation of a trustee (resigning trustee must sign below in section A.)

◾ Death of a trustee (part 4 must be completed by successor trustee(s))

◾ Incapacity of a trustee (part 4 must be completed by successor trustee(s))

Name of Trustee: (Please print name.)	Reason for change: (Check only one.)

◾ Resignation of a trustee (resigning trustee must sign below in section A.)

◾ Death of a trustee (part 4 must be completed by successor trustee(s))

◾ Incapacity of a trustee (part 4 must be completed by successor trustee(s))

A. Resigning trustee certification and signature(s)

Each of the individuals signing below hereby certifies that they are resigning as a trustee of the Trust named in the Stockholder Information section of this form as of effective date (MM/DD/YYYY).

Signature of Resigning Trustee	Signature of Resigning Co-Trustee

X	X

Date (MM/DD/YYYY)	Date (MM/DD/YYYY)

Part 4	Certification of Investment Authority

The undersigned trustee(s) certify as follows:

(a)	The name of the Trust is specified in the Stockholder Information section of this form.

(b)	The date of the Trust is (MM/DD/YYYY).

(c)	The name(s) of the new trustee(s) that will appear in the account registration is/are: (Please print clearly.) Name

Name

Name

Name

(d)

Columbia Management Investment Services Corp. (Service Agent) has the authority to accept instructions relative to the trust account from those individuals or entities listed directly above in this section of the form. They may execute documents on behalf of the Trust which the Service Agent may require. (Unless it is specified otherwise, any one of the trustees listed above may individually act on behalf of the Trust.)

(e)	All trustees of the trust are listed in item (c) above.

(f)	Should only one person execute this agreement, it shall be representation that the signer is the sole trustee. Where applicable, plural references in this certification shall be deemed singular.

(g)

We certify that we have the power under the trust agreement and applicable law to liquidate, assign, transfer and /or deliver any and all stocks, bonds or other securities and to enter into all transactions, including purchases, exchanges and liquidations of mutual funds.

(h)

We, the trustees, jointly and severally, indemnify the Tri-Continental Corporation, the Service Agent, and their respective affiliates, officers, directors, agents and employees, and hold them harmless from any liability for effecting any transactions pursuant to the instructions given by the trustees.

(i)	We agree to inform the Service Agent, in writing, of any amendment to the trust, change in the composition of the trustee(s), or other event that could alter the certifications made above.

(j)	The named trustee(s) authorizes all transactions, including telephone transactions.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115272 D (12/22)

Part 5	Authorization/Signature(s)

I/We certify that I am/we are the trustee(s) of the above named Trust in accordance with the terms of the Trust Agreement.

A Medallion Signature Guarantee (MSG) or Signature Validation Program (SVP) Stamp is required.

Print Name of Initial or Successor Trustee		Print Name of Initial or Successor Co-Trustee

Signature of Initial or Successor Trustee		Signature of Initial or Successor Co-trustee
X		X

Capacity (if applicable)	Date (MM/DD/YYYY)	Capacity (if applicable)	Date (MM/DD/YYYY)

Affix MSG or SVP Stamp here	Affix MSG or SVP Stamp here

A Medallion Signature Guarantee (MSG) or Signature Validation Program (SVP) Stamp may be executed by any eligible institution, including, but not limited to, the following: banks, credit unions, savings associations, brokers or dealers. An eligible guarantor institution providing an MSG must participate in one of the three MSG programs recognized by the Securities and Exchange Commission. These Medallion Signature Guarantee programs include the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP). A MSG or SVP stamp helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable MSG or SVP Stamp. The Service Agent reserves the right to reject a MSG or SVP Stamp and to request additional documentation for any transaction.

Part 6	Return Instructions

Regular mail	Tri-Continental Corporation	Overnight mail	Tri-Continental Corporation
	PO Box 219371		c/o SS&C GIDS, Inc.
	Kansas City, MO 64121-9371		430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time. Columbia

Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia Management Investment Services Corp. is the service agent for Tri-Continental Corporation.

© 2022 Columbia Management Investment Advisers, LLC. All rights reserved.	5321604 (12/22) CT-FR/115272 D (12/22)